THIS WARRANT AND THE SHARES OF CAPITAL STOCK PURCHASABLE
HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR STATE SECURITIES LAWS AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT.
                                                    March 29, 1999

                  NETTER DIGITAL ENTERTAINMENT, INC.

                  COMMON STOCK PURCHASE WARRANT

           Warrant to Purchase  750,000 Shares of Common Stock

                     Expiring March 29, 2004
      THIS CERTIFIES THAT, for value received AIB Investments Pty Limited, an Australian corporation, or its permitted successors or assigns (collectively, the "Warrant Holder"), at any time and from time to time on any Business Day on or prior to 5:00 p.m., Pacific Time, on the Expiration Date (as below defined) is entitled to subscribe for and purchase from Netter Digital Entertainment, Inc., a Delaware corporation (the "Company"), up to 750,000 shares of Common Stock at a price per share equal to the Exercise Price; provided that the number of shares of Common Stock issuable upon any exercise of this Warrant and the Exercise Price shall be adjusted and readjusted from time to time in accordance with Section 5.

      1. Certain Definitions.

           The following terms, as used herein, have the following meanings:

          1.1. "Additional Stock" has the meaning set forth in Section 5.3.

          1.2. "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

          1.3. "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.

          1.4. "Certificate" means the Company's Certificate of Incorporation, dated September 5, 1995, as in effect on the date hereof.

          1.5. "Closing Price" means, for any trading day with respect to each share of Common Stock, (a) the last reported sale price on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (b) if such Common Stock shall not be listed or admitted to trading on a national securities exchange, the last reported sales price on the NASDAQ National Market System or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (c) if such Common Stock shall not be quoted on such National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the -counter market or, if not so reported by The Wall Street Journal, as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose., or (d) if there is no public market for such Common Stock the fair market value of a share of such Common Stock as determined in good faith by the Board of Directors of the Company; provided that if clause (a), (b), or (c) applies and no price is reported in The Wall Street Journal for any trading day, then the price reported in The Wall Street Journal for the most recent prior trading day shall be deemed to be the price reported for such trading day.

         1.6. "Commission" means the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the time.

         1.7. "Common Stock" means the Company's currently authorized
Common Stock, par value $0.01 per share and stock of any other class or other consideration into which such currently authorized Common Stock may hereafter have been changed.

         1.8. "Drawdown Note" or "Note" shall have the meaning set forth in the Note Purchase Agreement.

         1.9. "Exchange Act" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

         1.10. "Exercise Price" means $2.50 per share, as adjusted from time to time pursuant to Section 5. The Warrant Holder acknowledges that as of the Issue Date, the Exercise Price is significantly in excess of the fair market value of the Common Stock.

         1.11. "Expiration Date" means 5:00 p.m. Eastern time, on the fifth anniversary of the Issue Date.

         1.12.  "Issue Date" means March 29, 1999.

         1.13. "Note Purchase Agreement" means that certain Purchase Agreement, dated as of March 29, 1999 by and between the Company and AIB Investments Pty Limited.

         1.14. "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         1.15. "Securities Act" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

         1.16. "Warrant Shares" means such number of shares of Common Stock issuable upon exercise of this Warrant as is equal to 318,750 shares, plus the number of shares equal to (x) the product of (i) . 75 multiplied by (ii) the aggregate principal amount of all Drawdown Notes purchased by the Warrant Holder, pursuant to the Note Purchase Agreement as of the date of exercise, but in no event in excess of 750,000 shares of Common Stock, as adjusted from time to time pursuant to Section 5, or any portion thereof.

     2. Exercise of Warrant.
The Warrant Holder may exercise this Warrant in whole or in part, at any time or from time to time on any Business Day on or prior to the Expiration Date, by delivering to the Company this Warrant and a duly completed and executed notice (a "Notice of Exercise") in the form of Annex A hereto and by payment to the Company of the Exercise Price per Warrant Share, at the election of the Warrant Holder, either (a) by wire transfer of immediately available funds to the account of the Company in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised or (b) having the Company withhold shares of Common Stock issuable upon such exercise of the Warrant equal in value to the aggregate Exercise Price as to which the Warrant is so exercised based on the Closing Price of the Common Stock on the trading day immediately prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company. The Company may, in its discretion, condition any exercise of this Warrant on the Warrant Holder's delivery to the Company of a duly executed Investment Letter in the form attached hereto as Annex C.

As soon as practicable but not later than five Business Days after the Company shall have received such Notice of Exercise and payment in the manner provided in this Section 2, the Company shall execute and deliver or cause to be executed and delivered, in accordance with such Notice of Exercise, a certificate or certificates representing the number of shares of Warrant Shares specified in such Notice of Exercise (net of any shares withheld in payment of the Exercise Price), issued in the name of the Warrant Holder or, subject to compliance with Section 7 and the payment of any applicable transfer taxes, in such other name or names of any Person or Persons designated in such Notice of Exercise. This Warrant shall be deemed to have been exercised and such share certificate or certificates shall be deemed to have been issued, and such Warrant Holder or other Person or Persons designated in such Notice of Exercise shall be deemed for all purposes to have become a holder of record of the Warrant Shares, as of the close of business on the date that such Notice of Exercise and payment shall have been received by the Company.

The Warrant Holder shall surrender this Warrant Certificate to the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Warrant Holder, at the time the Company delivers the share certificate or certificates issued pursuant to such Notice of Exercise, a new Warrant Certificate for the unexercised portion of the Warrant, but in all other respects identical to this Warrant Certificate.

Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend (in addition to any legend required by any state securities laws):

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER
     THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE
     SECURITIES LAWS AND NO TRANSFER OF THESE
     SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO
     AN EFFECTIVE REGISTRATION STATEMENT FILED
     UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION
     THEREFROM WITH RESPECT TO WHICH THE COMPANY
     MAY, UPON REQUEST, REQUIRE AN OPINION OF
     COUNSEL FOR THE HOLDER REASONABLY
     SATISFACTORY TO THE COMPANY THAT SUCH
     TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF
     THE ACT.

Any certificate for Warrant Shares issued at any time in exchange or substitution for any certificate bearing such legend (unless at that time such Warrant Shares are registered under the Securities Act) shall also bear such legend unless, in the written opinion of counsel selected by the holder of such certificate, which counsel and opinion shall be reasonably acceptable to the Company, the Warrant Shares represented thereby need no longer be subject to restrictions on resale under the Securities Act. The Company is authorized to notify its transfer agent of the status of any securities bearing the foregoing legend(s) and to take such other action as shall be reasonable and proper to prevent any violation of the Securities Act or any state securities laws.

     The Company shall not be required to issue fractions of shares or scrip representing fractional shares upon an exercise of the Warrant. If any fraction of a share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional share, the Company shall pay to the Warrant Holder, in cash, an amount equal to the same fraction times the Closing Price on the trading day immediately prior to the date of such exercise.

     The Company shall pay all expenses, taxes, excluding income taxes, and other charges payable in connection with the preparation, issuance and delivery of certificates for the Warrant Shares, except that if the certificates for the Warrant Shares or any new Warrant certificates are to be registered in a name or names other than the name of the Warrant Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Warrant Holder at the time of its delivery of the Notice of Exercise or promptly upon receipt of a written request by the Company for payment.

     3. Investment Representation.

     By accepting the Warrant, the Warrant Holder represents that it is acquiring the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution, and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

     4. Validity of Warrant and Issuance of Shares.

     The Company represents and warrants that this Warrant has been duly authorized and is validly issued.

     The Company further represents and warrants that on the date hereof it has duly authorized and reserved, and the Company hereby agrees that it will at all times until the Expiration Date have duly authorized and reserved, such number of shares of Common Stock as will be sufficient to permit the exercise in full of the Warrant, and that all such shares are and will be duly authorized and, when issued upon exercise of the Warrant in accordance with the provisions of Section 2, will be validly issued, fully paid and non-assessable, and free and clear of all security interests, claims, liens, equities and other encumbrances (other than liens or charges created by or imposed upon the Warrant Holder or taxes in respect of any transfer of the Warrant or the Warrant Shares).

     5. Antidilution Provisions.

     The Exercise Price shall be subject to adjustment from time to time as follows:

          5.1. Additional Issuances.

               5.1.1. If the Company shall issue, after the Issue Date of this Warrant, any Additional Stock without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Additional Stock, the Exercise Price of this Warrant in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 5.1) be adjusted to a price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to Section 5.1.5.1 or 5.1.5.2) plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such Exercise Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to Section 5.1.5.1 or 5.1.5.2) plus the number of shares of such Additional Stock.

               5.1.2. No adjustment of the Exercise Price shall be made in an amount less than one cent per share; provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amounts so carried forward, shall aggregate one cent per share. Except to the limited extent provided for in Sections 5.1.5.3 and 5.1.5.4 below, no adjustment of such Exercise Price pursuant to this Section 5.1 shall have the effect of increasing the Exercise Price above the Exercise Price in effect immediately prior to such adjustment. In addition, no adjustment of the Exercise Price pursuant to this Section 5.1 shall have the effect of decreasing the Exercise Price below $1.525 per Warrant Share (the "Floor Price"). The Floor Price shall be equitably adjusted in the case of the occurrence of any transactions described in Section 5.4 below.

              5.1.3. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

              5.1.4. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Company's Board of Directors; provided that if the Company's Common Stock is publicly traded at the time of such issuance, such fair value as determined by the Board shall not exceed the Closing Price of the shares of Common Stock being issued as of the date of issuance thereof.

              5.1.5. In the case of the issuance on or after the Issue Date of this Warrant of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 5.1.5 and Section 5.3:

              5.1.5.1. The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 5.1.3 and 5.1.4), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

              5.1.5.2. The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof (the consideration in each case to be determined in the manner provided in Sections 5.1.3 and 5.1.4) .

               5.1.5.3. In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of Section 5.1.1), the Exercise Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

              5.1.5.4. Upon the expiration or cancellation of any such options or rights, the termination of any such rights to convert or exchange or the expiration or cancellation of any options or rights related to such convertible or exchangeable securities, the Exercise Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of Section 5.1.1, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such convertible or exchangeable securities and the subsequent conversion or exchange thereof.

              5.1.5.5. The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 5.1.5.1 and
5.1.5.2 shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 5.1.5.3 or 5.1.5.4.

              5.1.5.6. If the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall have been adjusted with respect to shares of Common Stock deemed issued pursuant to Sections 5.1.5.1 and 5.1.5.2, then no further adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be made for the actual issuance of the shares of Common Stock deemed issued pursuant to Sections 5.1.5.1 and 5.1.5.2.

         5.2. Adjustment of Number of Shares. Upon each adjustment of the Exercise Price as provided in Section 5.1, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         5.3. Definition.  "Additional Stock" means any shares of Common
Stock issued (or deemed to have been issued pursuant to Section 5.1.5) by the
Company after the Issue Date other than (A)	Common Stock issued pursuant to a
transaction described in Section 5.4.1 hereof; (B) up to a maximum of 546,550 shares of Common Stock (or securities exercisable or convertible into Common Stock) issuable or issued to employees, consultants, directors or vendors
(if in transactions with primarily non-financing purposes) of the Company directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company; (C) securities issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding or deemed outstanding on the Issue Date of this Warrant; and (D) the Notes, the Conversion Shares (as such terms are defined in the Note
Purchase Agreement), the Warrants and the Warrant Shares.

         5.4. Common Stock Reorganizations.

               5.4.1. If the Company shall (1) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (2) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. In such event the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (i) the product of (a) the number of Warrant Shares issuable upon the exercise of this Warrant before such adjustment and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by
(ii) the new number of Warrant Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence. Successive adjustments in the Exercise Price shall be made whenever any event specified above shall occur. In the case of any adjustment made pursuant to this
Section 5.4 as of the record date for any dividend or distribution, if such dividend is not paid or such distribution is not made, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant, as then in effect, shall be readjusted, effective as of the date when the Board of Directors determines not to pay such dividend or make such distribution, as the case may be, to the Exercise Price that would then be in effect and the number of Warrant Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

                 5.4.2.   INTENTIONALLY OMITTED.

          5.5. Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock or (ii) of evidence of indebtedness of the Company or (iii) of assets (excluding ordinary cash dividends, and dividends or distributions referred to in
Section 5.4), or (iv) of rights or warrants (excluding those referred to in
Section 5.4), in each such case the Exercise Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by dividing (x) an amount equal to the difference resulting from (1) the number of shares of Common Stock outstanding on such record date multiplied by the Exercise Price per share on such record date, less (2) the fair market value (as reasonably determined by the Board of Directors) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (y) the number of shares of Common Stock outstanding on such record date; such adjustment shall be made successively whenever such a record date is fixed. Upon each such adjustment of the Exercise Price, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. If such distribution is not so made, the Exercise Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect if such record date had not been fixed.

          5.6. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision or combination provided for elsewhere in this Section 5) provision shall be made so that the holders of the Warrants shall thereafter be entitled to receive upon exercise thereof the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of the Warrant Shares would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Warrants after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Exercise Price then in effect and the number of shares purchasable upon exercise) shall be applicable after that event as nearly equivalent as may be practicable.

         5.7. No Impairment. The Company will not, by amendment of its Certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holders of the Warrants set forth herein against impairment.

         5.8. No Fractional Shares and Certificate as to Adjustments.

              5.8.1. No fractional shares shall be issued upon exercise of the Warrants, and the number of Warrant Shares to be issued shall be rounded, up or down, as the case may be, to the nearest whole share.

              5.8.2. Upon the occurrence of each adjustment or readjustment of the Warrant Price pursuant to this Section 5, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holders of the Warrants a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, the Exercise Price and the number of Warrant Shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrants after such adjustment.

         5.9. Notices of Record Date or Recapitalization.   If the Company
shall propose to take any action of the type described in this Section 5 (but only if the action of the type described in this Section 5 would result in an adjustment in the Exercise Price or the number of Warrant Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 11), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.
Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action, provided, however, that all of the Warrant Holder's rights and remedies arising from any failure to give such notice or any defect therein shall be preserved.

          6. Registration of Warrant Shares.

          Neither the Warrant nor the Warrant Shares have been registered with the Commission under the Securities Act or qualified for sale pursuant to any state blue sky law, and neither may be sold or transferred without such registration or qualification, except pursuant to an exemption therefrom. No rights shall be hereby granted which are in violation of applicable securities laws or regulations. The holder of this Warrant has all the benefits with respect to registration of the Warrant Shares set forth in the Note Purchase Agreement.

          7. Transfer of Warrant.

          The Warrant Holder agrees not to make any disposition of all or any
portion of this Warrant or the Warrant Shares unless and until: (i)	there is
then in effect a registration statement under the Securities Act covering such proposed disposition (and such disposition is registered or qualified under all applicable state securities laws) and such disposition is made in accordance with such registration statement and all requirements of applicable federal and state securities laws; or

         (ii)	(A)  the Warrant Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if requested by the Company, the Warrant Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration or qualification under the Securities Act or any state securities laws.

          In the discretion of the Company, the Company may condition any transfer of all or any portion of this Warrant or Shares (other than a disposition satisfying the conditions set forth in clause (i) above) upon the transferee's delivery to the Company of an Investment Letter in the form attached hereto as Annex C. The Warrant Holder upon transfer of the Warrant must deliver to the Company a duly executed Warrant Assignment in the form of Annex B hereto, with funds sufficient to pay any transfer tax imposed in connection with such assignment (if any) and upon surrender of this Warrant Certificate to the Company. The Company shall execute and deliver a new Warrant Certificate or Certificates in the form of this Warrant Certificate with appropriate changes to reflect such Assignment, in the name or names of the assignee or assignees specified in the fully executed Warrant Assignment or other instrument of assignment and, if the Warrant Holder's entire interest is not being transferred or assigned, in the name of the Warrant Holder, and this Warrant Certificate shall promptly be cancelled. Any transfer or exchange of this Warrant Certificate shall be without charge to the Warrant Holder (except as provided above with respect to income and transfer taxes, if any) and any new Warrant Certificate or Certificates issued shall be dated the date hereof. The terms "Warrant" and "Warrant Holder" as used herein include all Warrants into which this Warrant (or any successor Warrant) may be exchanged or issued in connection with the transfer or assignment of this Warrant any successor Warrant) and the holders of those Warrants, respectively.

          8. Reporting Rule 144.

          The Company hereby agrees that it will file any reports required to be filed by it under the Securities Act, the Exchange Act or the rules and regulations adopted by the Commission thereunder and that it will use all reasonable efforts to cooperate with each Warrant Holder and each holder of Warrant Shares, at such Warrant Holder's or Warrant Share Holder's expense, as the case may be, in supplying such information concerning the Company as may be necessary for such Warrant Holder or Warrant Share Holder to complete and file any information reporting forms currently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares. The Company also agrees that it will take such further action, and supply such information (including the information specified by Rule 144A(d) (4) under the Securities Act) as any Warrant Holder may reasonably request to the extent required from time to time to enable the Warrant Holder to sell Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Warrant Holder, the Company will deliver to the Warrant Holder a written statement as to whether it has complied with such reporting requirements.

          Any other provision of this Warrant notwithstanding, the Company shall not be obligated under any circumstances to cause this Warrant to be listed or quoted on NASDAQ National Market System, any national securities exchange or any other trading system or market, or to be registered under the Securities Act.

          9. Lost, Mutilated or Missing Warrant Certificates.

          Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in the case of loss, theft or destruction, upon receipt of indemnification satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver a new Warrant Certificate of like tenor and representing the right to purchase the same aggregate number of Warrant Shares. The recipient of any such Warrant Certificate shall reimburse the Company for all reasonable expenses incidental to the replacement of such lost, mutilated or missing Warrant Certificate.

          10. Successors and Assigns.

          Subject to the restrictions on transfer set forth in Section 7, all the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns.

          11. Notices.

          Any notice or other communication hereunder shall be in writing and shall be sufficient if sent by first-class mail or courier, postage prepaid, and addressed as follows: (a) if to the Company, addressed to Netter Digital Entertainment, Inc., 5125 Lankershim Blvd., California 91601; (b) if to the Warrant Holder addressed to it at AIB Investments Pty Limited, Level 24, Gateway, 1 Macquarie Place, Sydney, NSW, 2000, Australia; and (c) if to any party, addressed to such address as such party may hereafter specify to the Company, in the case of any communication to be provided by the Company, or to each Warrant Holder, in the case of any communication to be provided by the Warrant Holder, for the purpose of notice hereunder. All notices hereunder shall be effective (a) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested.

          12. Miscellaneous.

               12.1. The Warrant shall not entitle the Warrant Holder, prior to the exercise of the Warrant, to any rights as a shareholder of the Company other than as provided in Section 5.5.

               12.2. The Company shall pay all reasonable expenses of the Warrant Holder, including reasonable fees and disbursements of counsel, in connection with the preparation of the Warrant, any waiver or consent requested by the Company hereunder or any amendment or modification hereof.

               12.3. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.


               12.4.   INTENTIONALLY OMITTED.

               12.5. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

               12.6. The Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant will be instituted exclusively in the state or federal courts located in the County of New York, New York, (b) waives any objection which the Company may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the state and federal courts located in the New York, in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the state and federal courts located in New York, and agrees that service of process upon the Company, mailed by certified mail to the Company's address, will be deemed in every respect effective service of process upon the Company, in any suit, action or proceeding. FURTHER, BOTH THE COMPANY AND THE WARRANT HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION
TO ENFORCE THIS WARRANT.

               12.7. The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of the Warrant.


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		IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed its authorized officer and attested by its Secretary, all as of the day and year first above written.


                                       NETTER DIGITAL ENTERTAINMENT, INC.

                                       By:  /s/ Douglas Netter

                                       Name:  Douglas Netter

                                       Title:	Chief Executive Officer


                                                                       Attest:

                                                            /s/  John Copeland
                                                                     Secretary



                                                                       ANNEX A
                        Form of Notice of Exercise
                                                      __________________, 19__
To:	Netter Digital Entertainment, Inc.

     Reference is made to the Common Stock Purchase Warrant dated March 29, 1999. Terms defined therein are used herein as therein defined.

     The undersigned, pursuant to the provisions set forth in the Warrant, hereby irrevocably elects and agrees to purchase __________shares of Common Stock, and makes payment herewith in full therefor at the Exercise Price of $____________ in the following form:

__________________________________________.

If said number of shares is less than all of the shares purchasable hereunder, the undersigned hereby requests that a new Warrant Certificate representing the remaining balance of the shares be registered in the name of _________________________________, whose address is

      			_______________________________

      			_______________________________

      			_______________________________

     The undersigned hereby represents that it is exercising the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or any underlying Warrant Shares in violation of applicable securities laws.


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                                                   AIB INVESTMENTS PTY LIMITED




                                            By:  /s/ Nicholas Bain

                                            Name:  Nicholas Bain

                                            Title:  Director

                                            Address:	200 Park Avenue

                                                     44th Floor

                                                     New York, New York 10166



                                                                       ANNEX B

                         Form of Warrant Assignment

     Reference is made to the Common Stock Purchase Warrant dated March 29, 1999, issued by Netter Digital Entertainment, Inc. Terms defined therein are used herein as therein defined.

     FOR VALUE RECEIVED___________________( the "Assignor") hereby sells, assigns and transfers all of the rights of the Assignor as set forth in the Common Stock Purchase Warrant dated ___________, 1999, with respect to the number of Warrant Shares covered thereby as set forth below, to the Assignee(s) as set forth below:

Name (s) of					           			                        Number of
Assignee (s)				              Address (es)			        Warrant Shares

_________________________	______________________	_______________________

_________________________	______________________	_______________________


     All notices to be given by the Company to the Assignor as Warrant Holder shall be sent to the Assignee(s) at the above listed address(es), and, if the number of shares being hereby assigned is less than all of the shares covered by the Warrant held by the Assignor, then also to the Assignor.

     In accordance with Section 7 of the Warrant Certificate, the Assignor requests that the Company execute and deliver a new Warrant Certificate or Warrant Certificates in the name or names of the assignee or assignees, as is appropriate, or, if the number of shares being hereby assigned is less than all of the shares covered by the Warrant held by the Assignor, new Warrant Certificates in the name or names of the assignee or the assignees, as is appropriate, and in the name of the Assignor.

     The undersigned represents that the Assignee has represented to the Assignor that the Assignee is acquiring the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution, and that the Assignee will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws. The undersigned acknowledges that the shares of Common Stock issuable upon exercise of the Warrant are subject to the restrictions on transfer set forth in Section 7 of the Warrant and, by its signature below, agrees to be bound by and to comply with such restrictions.


Dated: _________________, 20__

                                         [NAME OF ASSIGNOR]

                                         By: 	_____________________________
                                             	Name:
                                             	Title:

                                         [ADDRESS OF ASSIGNOR]



                                                                       ANNEX C

                       FORM OF INVESTMENT LETTER





                  To:	NETTER DIGITAL ENTERTAINMENT, INC.

     	In connection with the purchase by the undersigned of ___________ shares of the Common Stock (the "Warrant Shares") of NETTER DIGITAL ENTERTAINMENT, Inc., a Delaware corporation (the "Company"), upon exercise of that certain Warrant, dated as of __________, 1999, and appended hereto, the undersigned hereby represents and warrants as follows:

     	The Warrant Shares to be received by the undersigned upon exercise of the Warrant are being acquired for its own account or the account of its Affiliate (as defined in that certain Purchase Agreement by and between the Company and AIB Investments Pty Limited, dated as of March 29, 1999) and not with a view to resale or distribution of any part thereof, and the undersigned has (and its Affiliate has) no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that it does not (and its Affiliate does not) have any contract, undertaking, agreement or arrangement with any person (other than such Affiliate of the undersigned) to sell, transfer or grant participation to such person or to any third person, with respect to the Warrant Shares. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Warrant Shares.

	     The undersigned understands that the Warrant Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold, assigned, transferred, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act. Further, the undersigned represents that it understands that the resale, assignment, transfer, hypothecation or other disposition of the Warrant Shares may require registration or qualification under applicable state securities laws unless an exemption is available.

      Without in any way limiting the representations set forth above, the undersigned agrees not to make any disposition of all or any portion of the Warrant Shares unless and until:

     	There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(i) The undersigned shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested, the undersigned shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. The Company will not require an opinion of counsel for sales made pursuant to Rule 144 except in unusual circumstances.

The undersigned understands the instruments evidencing the Warrant Shares will bear the following legend (and the Company's transfer agent will be correspondingly instructed):

THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND
NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN
EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH
TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF  THE ACT.


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Dated:  3/29/99                         AIB INVESTMENTS PTY LIMITED

                                        Name:  /s/ Nicholas Bain

                                        Title:  Director